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                                                                    EXHIBIT 10.8

Dear _____:

Re: 2005 Transition Plan for Senior and Key Management Employees

We are pleased to inform you that you have been selected to participate in the Allied Waste Industries, Inc. 2005 Transition Plan for Senior and Key Management Employees ("Transition Plan").

Participation in this Plan is in addition to any potential awards you may receive from other compensation plans and programs.

The Transition Plan is a one-time award plan for the 2005 year only. It was designed to reward senior and key management employees, like you, who will play a significant role in the Company's transition to a new Chief Executive Officer and Chairman of the Board of Directors, and to ensure retention of key employees while implementing the Company's new operating plan.

Your award under the Transition Plan is $_______________. Payment will be made in two installments as follows:

      1. You will receive a cash payment of 50% of your award within five business days after June 15, 2005 if, as of June 15, 2005 and as of the payout date:

            a. You are employed by Allied in your current (or a similar, or more senior) position;

            b.    Your performance has been satisfactory; and

            c. You have complied with the terms of your confidentiality, non-solicitation and/or non-competition agreement with Allied.

      If you do not meet all three requirements, you will forfeit the entire amount (i.e., 100%) of your award.

      2. You will receive a cash payment of the remaining 50% of your award on December 20, 2005 if, as of December 15, 2005 and as of the payout date:

            a. You are employed by Allied in your current (or a similar, or more senior) position;

            b.    Your performance has been satisfactory; and

            c. You have complied with the terms of your confidentiality, non-solicitation and/or non-competition agreement with Allied.

      If you do not meet all three requirements, you will forfeit the remaining portion (i.e., 50%) of your award.

We are happy to provide you with this opportunity. Together we will make a difference in Allied's continued success.

Sincerely,